Filed Pursuant to Rule 424(b)(3)

Registration No. 333-284566

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

SUPPLEMENT NO. 2, DATED DECEMBER 31, 2025

TO THE PROSPECTUS, DATED DECEMBER 12, 2025

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of StratCap Digital Infrastructure REIT, Inc. (the “Company”, “we”, “us” or “our”), dated December 12, 2025 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

•	to provide an update on the status of our public offering;

•	to provide an update regarding the name of our transfer agent;

•	to update certain suitability standards for prospective investors;

•	to disclose the cancellation of shares of our common stock held by StratCap Investment Management, LLC (our “sponsor”);

•	to update disclosure of our stock ownership by certain beneficial owners and management;

•	to provide an update regarding our management; and

•	to update our form of subscription agreement and form of additional subscription agreement.

Status of Our Offering

Our registration statement on Form S-11 for our initial public offering, or the Offering, of $575,000,000 of shares of Class D shares, Class I shares, Class S shares and Class T shares, consisting of up to $500,000,000 of Class D shares, Class I shares, Class S shares and Class T shares in our primary offering and up to $75,000,000 of Class D shares, Class I shares, Class S shares and Class T shares pursuant to our distribution reinvestment plan, was declared effective by the U.S. Securities and Exchange Commission on February 14, 2025. As of the date of this Supplement, we had accepted investors’ subscriptions for and issued approximately 2,979,260 shares of Class I common stock and 57,990 shares of Class T common stock, resulting in receipt of gross proceeds of approximately $30,242,238 and $608,900, respectively.

Name of Our Transfer Agent

Our Transfer Agent, DST Systems, Inc., has changed its name to SS&C GIDS, Inc. Therefore, all references to “DST Systems, Inc.” throughout the Prospectus are hereby replaced by “SS&C GIDS, Inc.” The regular mailing address for SS&C GIDS, Inc. is Investment Processing Department, c/o SS&C, P.O. Box 219731, Kansas City, Missouri 64121-9731. The overnight mailing address for SS&C GIDS, Inc. is Investment Processing Department, c/o SS&C, Suite 219731, 801 Pennsylvania Avenue, Kansas City, Missouri 64105-1307.

Investor Suitability Standards

Effective as of the close of business on the first business day in January 2026, the fifth and sixth paragraphs set forth in the “Suitability Standards” section of the Prospectus are hereby deleted and replaced with the following:

Investors must have either (a) a net worth of at least $350,000 or (b) an annual gross income of at least $100,000 and a minimum net worth of at least $100,000.

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For purposes of determining whether you satisfy the suitability standards, (i) “net worth” is calculated excluding the value of an investor’s home, home furnishings and automobiles; (ii) if not otherwise specified, “liquid net worth” means that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities; and (iii) “direct participation programs” means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended.

Effective as of the close of business on the first business day in January 2026, the following supersedes and replaces the Alabama-specific suitability standard on page iii of the Prospectus:

Alabama Investors. A person’s aggregate investment in us and other non-traded direct participation programs shall not exceed 10% of the person's liquid net worth at the time of their investment in us. The concentration limit shall not apply to investments made as a result of participation in a distribution reinvestment program. This concentration limit shall not apply to any person that is an accredited investor as defined in Rule 501(a) of Regulation D. For purposes of the Alabama suitability standard, “liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities.

Sponsor Share Cancellation

The following information supplements, and should be read in conjunction with, information in the Prospectus regarding our sponsor:

In connection with the previously announced program pursuant to which our sponsor may, over the course of twelve months, periodically cancel certain shares of common stock of the Company held by our sponsor for no consideration, on December 30, 2025, our board of directors accepted the cancellation of (i) 250,000 Class I shares held by our sponsor for no consideration (the “Cancellation”) and (ii) a corresponding number of Class I units in SWIF II Operating Partnership, LP. As a result of the Cancellation, our sponsor holds an aggregate investment in the Company of 1,757,309 Class I shares and 24,675 Class IX shares.

Stock Ownership of Certain Beneficial Owners and Management

The following supersedes and replaces the section of the Prospectus entitled “STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” beginning on page 171:

The following table sets forth, as of December 30, 2025, information regarding the number and percentage of shares of our common stock owned by each director, our executive officers, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities that a person has the right to acquire within 60 days. The address for each of the persons named below is in care of our principal executive offices at 30 Rockefeller Plaza, Suite 2050, New York, NY 10112.

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Name of Beneficial Owner	Number of Class I Shares Beneficially Owned		Number of Class IX Shares Beneficially Owned		Percent of Shares Beneficially Owned
StratCap Investment Management, LLC(1)	1,757,309		24,675		16%
Directors
James Condon		(2)		(2)	*
Daniel Green	-		6,765		*
Jeff Hersh	-		4,510		*
Kate Mitchell	-		4,510		*
Kimberly Arth	-		2,695		*
Isiah Thomas	-		1,562		*
Simon Mitchell		(3)		(3)	*
Andrew Selim		(4)		(4)	*
Adam Baxter		(5)		(5)	*
Executive Officers
Michael Weidner	-		-		-
All officers and directors as a group (10 persons)					*

* Represents less than 1%.

(1)

StratCap Investment Management, LLC is wholly-owned by StratCap, LLC, which is wholly-owned by HMC USA Holdings LLC, which is wholly-owned by HMC Capital. As a result, the shares disclosed as beneficially owned by StratCap Investment Management, LLC are also included in the aggregate number of shares beneficially owned by Messrs. Mitchell, Selim and Baxter. The address of each of StratCap Investment Management, LLC and StratCap, LLC is 30 Rockefeller Plaza, Suite 2050, New York, NY 10112 and the address of HMC Capital is Level 31, 1 Macquarie Place, Sydney NSW 2000, Australia.

(2)

Mr. Condon is an officer of HMC USA Holdings LLC, which is wholly-owned by HMC Capital, the indirect parent of StratCap Investment Management, LLC, which directly owns Class I shares and Class IX shares, and may be deemed to be an indirect beneficial owner of shares held by StratCap Investment Management, LLC. Mr. Condon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)

Mr. Mitchell is a Managing Director of HMC Capital, the indirect parent of StratCap Investment Management, LLC, which directly owns Class I shares and Class IX shares, and may be deemed to be an indirect beneficial owner of shares held by StratCap Investment Management, LLC. Mr. Mitchell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)

Mr. Selim is an officer of HMC Capital, the indirect parent of StratCap Investment Management, LLC, which directly owns Class I shares and Class IX shares, and may be deemed to be an indirect beneficial owner of shares held by StratCap Investment Management, LLC. Mr. Selim disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)

Mr. Baxter is a Managing Director of HMC Capital, the indirect parent of StratCap Investment Management, LLC, which directly owns Class I shares and Class IX shares. Mr. Baxter disclaims beneficial ownership of the shares held by StratCap Investment Management, LLC, except to the extent of his pecuniary interest.

Updates to Our Management

Effective as of January 1, 2026, (i) Eric Graham will resign as General Counsel and SVP of Strategic Initiatives of our advisor and as a Member of the Investment Committee of our sponsor, and (ii) Scott Riggs will resign as Head of Wireless Investments of our advisor and as a Member of the Investment Committee of our sponsor. Mr. Riggs and Mr. Graham, through an entity not affiliated with the Company or our advisor, will continue to provide management and administrative services to the Company with respect to the Company’s remaining wireless towers and related assets.

Information regarding Messrs. Graham and Riggs in the table of our advisor’s key executive officers beginning on page 120 of the prospectus in the “MANAGEMENT - Key Executives of the advisor” section of the prospectus is hereby deleted in its entirety. Additionally, Messrs. Graham’s and Riggs’ biographical information beginning on page 122 of the prospectus is hereby deleted in its entirety. The following supersedes and replaces the subsection of the Prospectus entitled “MANAGEMENT – Management Decisions” on page 132:

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The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and asset management decisions, will reside in an investment committee of our sponsor. The investment committee is comprised of James Condon, Erik Rostvold, Bryan Marsh, Chris Flynn and Simon Mitchell. Mr. Condon serves as the Chair of the investment committee. Investment decisions require the approval of a majority of the members of our advisor’s investment committee. The high level of interaction between the Investment Committee and investment professionals from the inception of a transaction to closing helps identify potential issues early and enables the team to more effectively streamline resources and workflows. The Investment Committee process emphasizes a consensus-based approach to decision making among the members.

Our board of directors adopted a policy pursuant to which, subject to the terms and conditions of our advisory agreement, our advisor will be authorized to make any and all investments in assets with a contract purchase price less than $1,000,000 without obtaining the prior approval of our board of directors, so long as any such investment would not, if consummated, violate our investment guidelines or any restrictions on indebtedness and the consideration to be paid for such assets does not exceed the fair market value of such assets.

Subscription Agreements

Effective as of the close of business on the first business day in January 2026, the Form of Subscription Agreement and Form of Additional Subscription Agreement included in Appendix C and Appendix D, respectively, of the Prospectus is hereby superseded and replaced with the Form of Subscription Agreement and Form of Additional Subscription Agreement attached to this Supplement as Appendix A and Appendix B, respectively.

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Appendix A

CURRENT FORM AS 12/30/25 VERSION C section2_ps_plan section2_db_plan section2_np_plan section2_individual section2_tod section2_joint_tenants section2_joint_tod section2_tenantsincommon section2_communityproperty section2_trust section2_estate section2_custodial section2_ugma_check section2_ugma_st section2_utma_checksection2_utma_st section2_corporation section2_ccorp section2_scorp section2_llc section2_tax_class section2_tax_type section2_partnership section2_keogh section2_traditionalira section2_sepira section2_rothira section2_simpleira section2_inheritedira section2_decendentname section2_other_checksection2_other_text SUBSCRIPTION AGREEMENT 1. Investment AN INVESTMENT IN THE OFFERING CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THIS OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE PLEASE NOTE: Minimum Initial Investment is $2,500 All investments are subject to suitability standards, see the corresponding prospectus and Section 9 herein. Amount of Subscription section1_amount State of Sale section1_state_of_sale For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5 Account Type Additional Required Documentation Individual TOD* If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details Joint Tenants TOD* Tenants in Common* Community Property* If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details Trust Trustee Certification form or trust documents (see Annex C) Estate Documents evidencing individuals authorized to act on behalf of estate Custodial UGMA: State of: ______ UTMA: State of: ______ None Corporation C Corp S Corp Articles of Incorporation or Corporate Resolution (see Annex C) LLC Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) _____ LLC Operating Agreement or LLC Resolution (see Annex C) Partnership Partnership Certification of Powers or Certificate of Limited Partnership Non-Profit Organization Formation document or other document evidencing authorized signers Profit Sharing Plan* Defined Benefit Plan* KEOGH Plan* Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions Traditional IRA SEP IRA ROTH IRA Simple IRA Inherited/Beneficial IRA For Inherited IRA indicate Decedent’s name: ________________________ Other (Specify) _______________________________________ 1a. Share Class section1_enclosed_check section1_funds_wired section1_followed_funds section1_institution_name Payment will be made with: Enclosed Check Funds Wired Funds to Follow - Name of Institution section1a_volume_discount Volume Discount* *Check this box ONLY after discussion with your broker-dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the prospectus. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see the “Volume Discounts” section of the prospectus for further information on volume discount qualifications. SHARE CLASS REQUIRED Class D Shares section1a_class_D section1a_class_I section1a_class_S section1a_class_T Class I Shares Class S Shares Class T Shares 2. Account Type - Check One Box Only

CURRENT FORM AS 12/30/25 VERSION C section3_title_1 section3_title_2 section3_ssn section4_primary_name section4_primary_ssn section4_primary_dob section4_secondary_name section4_secondary_ssn section4_secondary_dob section4_street_address section4_city section4_state section4_zip section4_mailing_address section4_mailing_city section4_mailing_state section4_mailing_zip section4_phone_day section4_phone_evening section4_email section4_uscitizen section4_citizenoutsideus section4_residentalien section4_nonresidentalien section4_nonra_country section4_backupwitholding section5_custodian_name section5_custodian_address section5_city section5_state section5_zip section5_custodian_phone section5_custodian_tin section5_account_number Please print names in which the Shares are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If “same as below”, write “same.” (This is the name that will appear on your statement.) You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON, you will receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. Title Line 1 Title Line 2 SSN/TIN 3. Investment Title Mailing Address (optional) City State Zip Code Phone (day) Phone (evening) Email Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian for UGMA/UTMA Primary Investor Name SSN/TIN DOB Secondary Investor Name SSN/TIN DOB Street Address City State Zip Code 4. Investor Information Please attach a separate sheet with the above information for each additional investor. NOTE: Any and all U.S. taxpayers are required to complete Section 9. (If a foreign national is, in fact, a U.S. resident alien taxpayer, complete Section 9.) * If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Citizenship: Please indicate Citizenship Status (Required) US Citizen US Citizen residing outside the US Resident Alien Non-Resident Alien* Country: Check here if you are subject to backup withholding Step 1: Cash Distribution Election Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below. Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee. Custodian/Trustee Name Custodian/Trustee Address City State ZIP Custodian/Trustee Phone Custodian/Trustee TIN Investor Account Number with Custodian/Trustee 5. Third Party Custodian/Trustee Information 6. Distribution Information A. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON, you are not automatically enrolled in the Distribution Reinvestment Plan. If you want to receive cash distributions: a. Non-Custodial Investors: complete Section 6.A. or 6.C. b. Custodial Investors: complete Section 6.B. B. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to elect to receive cash distributions: a. Non-Custodial Investors: complete Section 6.A. or 6.C. b. Custodial Investors: complete Section 6.B.

CURRENT FORM AS 12/30/25 VERSION C section6_6A_mailto_percentage section6_a1 section6_a2 section6_6A_alt_payee_percentage section6_6A_mailto_address section6_6A_alt_payee section6_6B_third_party section6_6B_direct_deposit 6. Distribution Information, continued Step 2: Distribution Reinvestment Election A. If you are a resident of ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON, initial below to enroll in the Distribution Reinvestment Plan and continue to Section 7. B. If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to remain enrolled in the Distribution Reinvestment Plan, continue to Section 7. Only complete the Cash Distribution Information section below if you do not wish to enroll in the Distribution Reinvestment Plan. Cash Distribution Information For custodial held accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the custodian. 6.A. ______% Cash/Check Mailed to the address set forth above (Or for Qualified Plans, to the address listed in Section 5) ______% Cash/Check Mailed to the alternate payee listed here (Available for Non-Custodial Investors only.) If you select more than one option, you must indicate the percentage of your distribution to each option and the sum of the allocations must equal 100%. If you do not complete this section and are not automatically enrolled in the Distribution Reinvestment Plan, distributions will be paid to the registered owner at the address in Section 4 above. IRA accounts may not direct distributions without the custodian’s approval. 6.B. Cash/Check Mailed to Third Party/Custodian Name/Entity Name/Financial Institution: Name/Entity Name/Financial Institution: Financial Institution Name: Mailing Address: Mailing Address: Mailing Address: City: City: City: State: State: State: Zip Code: Zip Code: Account Number (Required): Account Number (Required): Your Bank’s ABA Routing Number: Your Bank Account Number: section6_6A_address section6_6B_address section6_6C_address section6_6A_name section6_6B_name section6_6C_financial_institution section6_6A_city section6_6B_city section6_6C_city section6_6A_state section6_6B_state section6_6C_state section6_6A_zip section6_6B_zip section6_6A_account_number section6_6B_account_number section6_6C_ABA_number section6_6C_account_number 6.C. Cash/Direct Deposit (Attach a pre-printed voided check) (Available for Non-Custodial Investors only.) I/we authorize the Company, or its agent, SS&C GIDS, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below (not available for custodial held accounts without the custodian’s approval). Initials Initials

CURRENT FORM AS 12/30/25 VERSION C section7_net_comm section7_friends section7_bd_name section7_fa_name section7_rep_number fa_bd_name section7_branch_id section7_fa_address section7_fa_city section7_fa_state section7_fa_zip section7_fa_phone section7_fa_fax section7_fa_email section7_pbd section7_ria section7_wrap_fee 7. Broker-Dealer and Financial Professional Information Broker-Dealer Name Financial Professional’s Name Rep Number Financial Professional’s Firm Name Branch ID Financial Professional’s Address Financial Professional’s City State ZIP Financial Professional’s Phone Financial Professional’s Fax Financial Professional’s E-Mail Address This Subscription was made as follows: Through a participating Broker-Dealer Through a participating RIA unaffiliated with a participating Broker-Dealer Through a participating Broker-Dealer pursuant to a wrap fee or other asset fee arrangement with the Subscriber as a result of which no commissions are paid. Signature of Financial Professional Date Branch Manager Signature (if required by Broker-Dealer) Date The undersigned confirms which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects, (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto, and that such investor has an apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor might lose the entire investment, (c) the lack of liquidity of the shares, (d) the restrictions on transferability of the shares, and (e) the tax consequences of the investment. The undersigned Financial Professional represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests or those of the Financial Representative ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Financial Representative have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. As a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable. section7_fa_signature section7_fasig_date section7_bm_signature section7_bmsig_date *Friends and Family Purchase **Net of Commissions * Subject to approval by StratCap Digital Infrastructure REIT, Inc. ** Registered Investment Advisor (RIA) and Wrap Fee Representation/Net of Commission Purchase. Please check the box if this investment is made through an RIA charging no commissions on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Subscriber and as a result no commissions shall be paid to the participating RIA or broker.

CURRENT FORM AS 12/30/25 VERSION C 8. Electronic Delivery Form (Optional) Instead of receiving paper copies of the Prospectus, Prospectus Supplements, annual reports, proxy statements or other stockholder communications, you may elect to receive electronic delivery of stockholder communications from the Company. If you would like to consent to electronic delivery, including pursuant to email, please sign where indicated in this section below. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials. By signing below, I consent to electronic delivery. Email If blank, the email provided in Section 4 will be used. section8_email 9. Subscriber The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to identify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate, which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows. PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED a. A copy of the Final Prospectus was delivered to me at least five (5) business days before the date of this agreement. b. I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $350,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $100,000. c. In addition to the general suitability requirements described above in 9(b), I meet the higher suitability requirements, if any, imposed by the state of my primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” d. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. e. I am purchasing the Shares for my own account or, if I am purchasing the Shares on behalf of an entity named in Section 4 of this Subscription Agreement, I have due authority to execute this Subscription Agreement on behalf of such entity and hereby legally bind such entity. f. I acknowledge that the price per share at which my investment will be executed will be made available at www.digitalinfrastructurereit.com and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission (“SEC”), available at www.sec.gov. I acknowledge that the price per share will generally be equal to the prior month’s net asset value (“NAV”) per share of the class of Shares being purchased, plus applicable upfront selling commissions and dealer manager fees. I acknowledge that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of each month and (ii) three business days after the price is made publicly available. I acknowledge that I am not committed to purchase the Shares at the time my subscription request is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentences. I acknowledge that I may withdraw my subscription request by notifying the transfer agent, my financial professional or directly through a toll-free telephone line, (888) 292-3178. Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials State-Specific Requirements For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. g. If I am an Alabama resident, and I do not meet the definition of a ccredited investor as defined in Rule 501(a) of Regulation D, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. The concentration limit shall not apply to my investments made as a result of participation in a distribution reinvestment program. Initials Initials Owner Signature Co-Owner Signature (If applicable) section8_owner_sig section9_a1 section9_a1 section9_b1 section9_c1 section9_d1 section9_e1 section9_f1 section9_g1 section9_a2 section9_b2 section9_c2 section9_d2 section9_e2 section9_f2 section9_g2 section8_coowner_sig

CURRENT FORM AS 12/30/25 VERSION C h. If I am an Arizona resident, I have either (a) minimum annual gross income of $70,000 and a minimum net worth of $70,000; or (b) a minimum net worth of $250,000 exclusive of home, home furnishings, and automobiles. i. If I am a California Resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. j. If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, my total investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. k. If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. l. If I am a Kansas resident, I understand that it is recommended by the Securities Commissioner of Kansas that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth. m. If I am a Kentucky resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. n. If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. o. If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. p. If I am a Michigan resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. q. If I am a Missouri resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. r. If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth. s. If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. New Jersey investors are advised that Class S and Class T shares are subject to upfront selling commissions and/or dealer manager fees, and Class S, Class T and Class D shares are subject to stockholder servicing fees. Because the purchase price for the Class S and Class T shares is the transaction price plus applicable upfront fees, the upfront fees may reduce the amount of the Class S and Class T share purchase price that is available to the Company for investment and other capital needs, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S, Class T and Class D shares if distributions are declared in an amount less than the stockholder servicing fees. t. If I am a New Mexico resident and not an “accredited investor” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities. u. If I am a North Dakota resident, I have a net worth of at least 10 times my investment in StratCap Digital Infrastructure REIT, Inc. 9. Subscriber (contined) Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials section9_i1 section9_j1 section9_k1 section9_l1 section9_m1 section9_n1 section9_o1 section9_p1 section9_q1 section9_r1 section9_s1 section9_t1 section9_u1 section9_i2 section9_j2 section9_k2 section9_l2 section9_m2 section9_n2 section9_o2 section9_p2 section9_q2 section9_r2 section9_s2 section9_t2 section9_u2 Initials Initials section9_h1 section9_h2

CURRENT FORM AS 12/30/25 VERSION C Exempt payee code (If any) Exemption from FATCA reporting code (If any) (Applies to accounts maintained outside the U.S.) INFORMATION REQUIRED BELOW section9_exempt_payee section9_exempt_FATCA Certification 9. Subscriber (continued) In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. I declare that the information supplied above is true and correct and may be relied upon by StratCap Digital Infrastructure REIT, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 7 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemp-tion information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting StratCap Digital Infrastructure REIT, Inc. at the number indicated below. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors): Under penalties of perjury, I certify that: 1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer sub-ject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Owner Signature Date Co-Owner Signature (If applicable) Date section9_owner_sig section9_osig_date section9_coowner_sig section9_cosig_date v. If I am an Ohio resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. w. If I am an Oregon resident, in addition to general suitability standards, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth if I am a non-accredited investor. For these purposes, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph. x. If I am a Pennsylvania resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). y. If I am a Puerto Rico resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. z. If I am a Tennessee resident who is not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in StratCap Digital Infrastructure REIT, Inc. may not be more than 10% of my net worth. aa. If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Initials Initials Initials Initials Initials Initials Initials Initials section9_x1 section9_y1 section9_z1 section9_aa1 section9_x2 section9_y2 section9_z2 section9_aa2 Initials Initials section9_v1 section9_v2 Initials Initials section9_w1 section9_w2

CURRENT FORM AS 12/30/25 VERSION C section9_osig_date section9_cosig_date If you are an existing stockholder and you wish to make an additional subscription, please complete, date and sign an Additional Subscription Form and return the same according to the submission procedures outlined above. Subscription Agreements may be faxed to: 855.223.2474 StratCap Digital Infrastructure REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “StratCap Digital Infrastructure REIT, Inc.” for the full purchase price, should be delivered to the address below. For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined below. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement. Overnight Mail Investment Processing Department c/o SS&C GIDS, Inc. Suite 219731 801 Pennsylvania Avenue Kansas City, MO 64105-1307 Regular Mail Investment Processing Department c/o SS&C GIDS, Inc. PO BOX 219731 Kansas City, MO 64121-9731 UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title) Payment may be wired to: Check Instructions Mailing Address Additional Subscriptions Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: Investment Processing Department c/o SS&C GIDS, Inc. Suite 219731 801 Pennsylvania Avenue Kansas City, MO 64105-1307 Investors: 888.292.3178 Financial Professionals: 877.907.1148 Subscription Agreements may be emailed to: stratwire.ai@dstsystems.com 11. Make Checks Payable, Wiring Instructions and Mailing Information 10. Miscellaneous If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of StratCap Digital Infrastructure REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 9, they are asked to promptly notify StratCap Digital Infrastructure REIT, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify StratCap Digital Infrastructure REIT, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 9, and StratCap Digital Infrastructure REIT, Inc. may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in StratCap Digital Infrastructure REIT, Inc. Please be aware that StratCap Digital Infrastructure REIT, Inc., its advisor, sponsor and affiliated dealer manager, and their respective officers, directors, employees and affiliates are not undertaking to provide impartial investment advice or to give in a fiduciary capacity in connection with StratCap Digital Infrastructure REIT, Inc.’s public offering or the purchase of StratCap Digital Infrastructure REIT, Inc.’s common stock and that the advisor and dealer manager have financial interests associated with the purchase of StratCap Digital Infrastructure REIT, Inc.’s common stock, as described in the Prospectus, including fees, expense reimbursements and other payments they anticipate receiving from StratCap Digital Infrastructure REIT, Inc. in connection with the purchase of common stock.

CURRENT FORM AS 12/30/25 VERSION C Investor Instructions (not required to be returned with Subscription Agreement)

CURRENT FORM AS 12/30/25 VERSION C PLEASE NOTE: The Company does not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including StratCap Digital Infrastructure REIT, Inc., to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account. Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner. All investors must provide a taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct. Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA) All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct. Please print the exact name(s) in which Shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee. 4. Enter Investor Information 2. Enter Account Type - Check One Box Only 1. Investment 3. Enter Investment Title Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription. Please check the appropriate box to indicate the account type of the subscription. * Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. Make checks payable to the custodian and send ALL paperwork directly to the custodian. If you wish to purchase Shares through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose: however, we do not require that you use our IRA custodian. StratCap Digital Infrastructure REIT, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $35 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the StratCap Digital Infrastructure REIT Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager. Complete this section if the registered owner of the investment will be a Custodian Plan or Trust. 5. Enter Third Party Custodian Information 6. Enter Distribution Information Please review section. PLEASE NOTE: The Broker-Dealer or Financial Professional must complete and sign this section of the Subscription Agreement. All fields are mandatory. The Broker-Dealer is duly licensed and may lawfully offer and sell the Shares in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years. Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the Company and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. RIA or Wrap Submission: Check the appropriate box to indicate whether submission is made through a Registered Investment Advisor (“RIA”) in its capacity as the RIA and not in its capacity as a Financial Professional, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any stockholder of the RIA firm is a FINRA licensed Financial Professional affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA, and the applicable box should be checked. 7. Enter Broker-Dealer and Financial Professional Information

CURRENT FORM AS 12/30/25 VERSION C (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) Note: Grantor also must provide a Form W-9 to trustee of trust. (5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding and/or FATCA Reporting If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9, any code(s) that may apply to you. Exempt Payee Code Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien, • A partnership, corporation, fund or association created or organized in the United States or under the laws of the United States, • An estate (other than a foreign estate), or • A domestic trust (as defined in Treasury Regulations section 301.7701-7). What Number to Give the Requester - Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended. For this type of account: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or disregarded entity owned by an individual 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(B) and 1.671-4(B)(2)(iii)) 6a. Grantor trust disregarded pursuant to Regulations section 1.671-4(b) (2)(i)(A) or filing Form 1041 7. Disregarded entity not owned by an individual 8. A valid trust, estate, or pension trust 9. Corporate or LLC electing corporate status on Form 8832 or S Corporation status on Form 2553 10. Association, club, religious, charitable, educational, or other tax-exempt organization 11. Partnership or multi-member LLC not taxed as a Corporation 12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 13. A broker or registered nominee Give the SSN of: The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) The trust The grantor (4) The owner (3) The legal entity (5) The corporation The organization The partnership or LLC The public entity The broker or nominee Guidelines for U.S. Taxpayer Certifications IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. By signing this Subscription Agreement, you agree to provide the information in Section 9 of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account. 9. Signatures and Acknowledgements 8. Electronic Delivery Form (Optional) Please review section.

6/25 DIR0025-A Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B – The United States or any of its agencies or instrumentalities C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i) E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i) F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G – A real estate investment trust H – A regulated investment Company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I – A common trust fund as defined in section 584(a) J – A bank as defined in section 581 K – A broker L – A trust exempt from tax under section 664 or described in section 4947 M – A tax exempt trust under a section 403(b) plan or section 457(g) plan Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties • Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties. Guidelines for U.S. Taxpayer Certifications, continued 8. A real estate investment trust 9. An entity registered at all times during the tax year under the Investment Company Act of 1940 10. A common trust fund operated by a bank under section 584(a) 11. A financial institution 12. A middleman known in the investment community as a nominee or custodian 13. A trust exempt from tax under section 664 or described in section 4947 For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Exempt payees described above should complete Section 9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. Section references below are to the Internal Revenue Code of 1986, as amended. The following codes identify payees that are exempt from backup withholding: 1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2) 2. The United States or any of its agencies or instrumentalities 3. A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities 4. A foreign government or any of its political subdivisions, agencies, or instrumentalities 5. A corporation 6. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7. A futures commission merchant registered with the Commodity Futures Trading Commission

Appendix B

CURRENT FORM AS OF 12/30/25 VERSION F Broker-Dealer Name Financial Professional’s Name Rep Number Financial Professional’s Firm Name Branch ID Financial Professional’s Address Financial Professional’s City State ZIP Financial Professional’s Phone Financial Professional’s Fax Financial Professional’s E-Mail Address Mailing Address (optional) City State Zip Code Phone (day) Phone (evening) Email section1a_volume_discount section1_amount section1_state_of_sale section1_enclosed_check section1_funds_wired section1_followed_funds section1_institution_name ADDITIONAL SUBSCRIPTION AGREEMENT 1. Investment Amount of Subscription All investments are subject to suitability standards, see the corresponding Prospectus and Section 5 herein. State of Sale Payment will be made with: Enclosed Check Funds Wired Funds to Follow - Name of Institution 2. Account Number Volume Discount* *Check this box ONLY after discussion with your broker-dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the Prospectus. Account Number section_2_account_number section3_primary_name section3_primary_ssn section3_primary_dob section3_secondary_name section3_secondary_ssn section3_secondary_dob section3_street_address section3_city section3_state section3_zip section3_mailing_address section3_mailing_city section3_mailing_state section3_mailing_zip section3_phone_day section3_phone_evening section3_email Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA) Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian for UGMA/UTMA Primary Investor Name SSN/TIN DOB Secondary Investor Name SSN/TIN DOB Street Address City State Zip Code 3. Investor Information section4_bd_name section4_fa_name section4_rep_number section4_fa_bd_name section4_branch_id section4_fa_address section4_fa_city section4_fa_state section4_fa_zip section4_fa_phone section4_fa_fax section4_fa_email 4. Broker-Dealer and Financial Professional Information This form may be used by any current investor in StratCap Digital Infrastructure REIT, Inc., (the “Company”), who desires to purchase additional Shares of company common stock. Investors in the Company who acquired Shares through a transfer of ownership or transfer on death and wish to make additional investments must complete the Company’s Subscription Agreement. PLEASE NOTE: The minimum additional purchase requirement is $500. section4_net_comm section4_pbd section4_ria section4_wrap_fee This Subscription was made as follows: Through a participating Broker-Dealer Through a participating RIA unaffiliated with a participating Broker-Dealer Through a participating Broker-Dealer pursuant to a wrap fee or other asset fee arrangement with the Subscriber as a result of which no commissions are paid. **Net of Commissions section4_friends *Friends and Family Purchase * Subject to approval by StratCap Digital Infrastructure REIT, Inc.. ** Registered Investment Advisor (RIA) and Wrap Fee Representation/Net of Commission Purchase. Please check the box if this investment is made through an RIA charging no commissions on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the Subscriber and as a result no commissions shall be paid to the participating RIA or broker.

CURRENT FORM AS OF 12/30/25 VERSION F section5g_firstinitial section5g_secondinitial section5a_firstinitial section5b_firstinitial section5c_firstinitial section5d_firstinitial section5e_firstinitial section5f_firstinitial section5a_secondinitial section5b_secondinitial section5c_secondinitial section5d_secondinitial section5e_secondinitial section5f_secondinitial Signature of Financial Professional Date Branch Manager Signature (if required by Broker-Dealer) Date The undersigned confirms which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects, (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto, and that such investor has an apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor might lose the entire investment, (c) the lack of liquidity of the shares, (d) the restrictions on transferability of the shares, and (e) the tax consequences of the investment. The undersigned Financial Professional represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed its interests or those of the Financial Representative ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Financial Representative have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. As a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable. section7_fa_signature section7_fasig_date section7_bm_signature section7_bmsig_date 4. Broker-Dealer and Financial Professional Information, continued 5. Subscriber The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to identify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate, which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows. PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials a. A copy of the Final Prospectus was delivered to me at least five (5) business days before the date of this agreement. b. I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $350,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $100,000. c. In addition to the general suitability requirements described above in 9(b), I meet the higher suitability requirements, if any, imposed by the state of my primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” d. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. e. I am purchasing the Shares for my own account or, if I am purchasing the Shares on behalf of an entity named in Section 4 of this Subscription Agreement, I have due authority to execute this Subscription Agreement on behalf of such entity and hereby legally bind such entity. f. I acknowledge that the price per share at which my investment will be executed will be made available at www.digitalinfrastructurereit.com and in a prospectus supplement or post-effective amendment filed with the Securities and Exchange Commission (“SEC”), available at www.sec.gov. I acknowledge that the price per share will generally be equal to the prior month’s net asset value (“NAV”) per share of the class of Shares being purchased, plus applicable upfront selling commissions and dealer manager fees. I acknowledge that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of each month and (ii) three business days after the price is made publicly available. I acknowledge that I am not committed to purchase the Shares at the time my subscription request is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentences. I acknowledge that I may withdraw my subscription request by notifying the transfer agent, my financial professional or directly through a toll-free telephone line, (888) 292-3178. State-Specific Requirements For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. g. If I am an Alabama resident, and I do not meet the definition of a ccredited investor as defined in Rule 501(a) of Regulation D, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. The concentration limit shall not apply to my investments made as a result of participation in a distribution reinvestment program.

CURRENT FORM AS OF 12/30/25 VERSION F section5m_firstinitial section5m_secondinitial section5n_secondinitial section5h_firstinitial section5i_firstinitial section5j_firstinitial section5k_firstinitial section5l_firstinitial section5h_secondinitial section5i_secondinitial section5j_secondinitial section5k_secondinitial section5l_secondinitial section5n_firstinitial section5o_firstinitial section5p_firstinitial section5q_firstinitial section5r_firstinitial section5s_firstinitial section5o_secondinitial section5p_secondinitial section5q_secondinitial section5r_secondinitial section5s_secondinitial section5t_firstinitial section5u_firstinitial section5t_secondinitial section5u_secondinitial Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials h. If I am an Arizona resident, I have either (a) minimum annual gross income of $70,000 and a minimum net worth of $70,000; or (b) a minimum net worth of $250,000 exclusive of home, home furnishings, and automobiles. i. If I am a California Resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. j. If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, my total investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. k. If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded real estate investment trusts (REITs) does not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. l. If I am a Kansas resident, I understand that it is recommended by the Securities Commissioner of Kansas that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth. m. If I am a Kentucky resident, my investment in StratCap Digital Infrastructure REIT, Inc. and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. n. If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. o. If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. p. If I am a Michigan resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. q. If I am a Missouri resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. r. If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded direct participation programs may not exceed 10% of my net worth. s. If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalent and readily marketable securities. In addition, my investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. New Jersey investors are advised that Class S and Class T shares are subject to upfront selling commissions and/or dealer manager fees, and Class S, Class T and Class D shares are subject to stockholder servicing fees. Because the purchase price for the Class S and Class T shares is the transaction price plus applicable upfront fees, the upfront fees may reduce the amount of the Class S and Class T share purchase price that is available to the Company for investment and other capital needs, the stockholder servicing fees may reduce the amount of distributions, and the fees could result in a reduction in the NAV of the Class S, Class T and Class D shares if distributions are declared in an amount less than the stockholder servicing fees. t. If I am a New Mexico resident and not an “accredited investor” as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities. u. If I am a North Dakota resident, I have a net worth of at least 10 times my investment in StratCap Digital Infrastructure REIT, Inc.

CURRENT FORM AS OF 12/30/25 VERSION F section5w_firstinitial section5x_firstinitial section5y_firstinitial section5z_firstinitial section5aa_firstinitial section5w_secondinitial section5x_secondinitial section5y_secondinitial section5z_secondinitial section5aa_secondinitial 5a. Subscriber Acknowledgements & Signatures See Guidelines for U.S. Taxpayer Certifications (the “Guidelines”) in Section 5b of this Additional Subscription Agreement for the guidelines on how to complete Section 5a. Certification Exempt payee code (If any) Exemption from FATCA reporting code (If any) (Applies to accounts maintained outside the U.S.) INFORMATION REQUIRED BELOW section5_exempt_payee section5_fatca_code Certification instructions. You must check the box in item 2 below next to the statement that applies to you. By signing below, under penalties of perjury, I certify that: SELECTION REQUIRED BELOW WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS ADDITIONAL SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY THE COMPANY AND THE ADVISOR IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN THE COMPANY. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THE COMPANY FOR AT LEAST FIVE (5) BUSINESS DAYS. THE SUBSCRIBER WILL NOT BE ADMITTED AS A STOCKHOLDER OF THE COMPANY UNTIL THIS ADDITIONAL SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY THE COMPANY. THE COMPANY MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. THE COMPANY WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF THE COMPANY REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN (10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A STOCKHOLDER.. 1. The number shown above and in this Additional Subscription Agreement is my correct taxpayer identification number, and section5_yes_bw I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and section5_no_bw I am not subject tw o backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to back 2. 3. I am a U.S. citizen or other U.S. Person (as defined in the Guidelines), and 4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct. or v. If I am an Ohio resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. w. If I am an Oregon resident, in addition to general suitability standards, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my liquid net worth if I am a non-accredited investor. For these purposes, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph. x. If I am a Pennsylvania resident, my investment in StratCap Digital Infrastructure REIT, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). y. If I am a Puerto Rico resident, my investment in StratCap Digital Infrastructure REIT, Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. z. If I am a Tennessee resident who is not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in StratCap Digital Infrastructure REIT, Inc. may not be more than 10% of my net worth. aa. If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Initials Initials Initials Initials Initials Initials Initials Initials Initials Initials section5v_firstinitial section5v_secondinitial Initials Initials

CURRENT FORM AS OF 12/30/25 VERSION F (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) Note: Grantor also must provide a Form W-9 to trustee of trust. (5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal Financial Professional or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. For this type of account: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or disregarded entity owned by an individual 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(B) and 1.671-4(B)(2)(iii)) 6a. Grantor trust disregarded pursuant to Regulations section 1.671-4(b) (2)(i)(A) or filing Form 1041 Give the SSN of: The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) The trust The grantor (4) 7. Disregarded entity not owned by an individual 8. A valid trust, estate, or pension trust 9. Corporate or LLC electing corporate status on Form 8832 or S Corporation status on Form 2553 10. Association, club, religious, charitable, educational, or other tax-exempt organization 11. Partnership or multi-member LLC not taxed as a Corporation 12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 13. A broker or registered nominee The owner (3) The legal entity (5) The corporation The organization The partnership or LLC The public entity The broker or nominee What Number to Give the Requester - Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended. 5b. Guidelines for U.S. Taxpayer Certifications Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien, • A partnership, corporation, Company or association created or organized in the United States or under the laws of the United States, • An estate (other than a foreign estate), or • A domestic trust (as defined in Treasury Regulations section 301.7701-7). section9_registered_ia section9_power_oa I am a Registered Investment Advisor Financial Professional and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVE. I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES. 5a. Subscriber Acknowledgements & Signatures, continued section9_autsig_date section9_osig_date section9_cosig_date IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION For the Company, if the investor signing below is acquiring the Shares through an IRA or will otherwise beneficially hold the Shares through a Custodian or Trustee, the investor also authorizes the Company to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her Shares even though the investor is not the record holder of the Shares. Signing Section 5a will not constitute an acceptance of this Additional Subscription Agreement. Owner Signature Date Co-Owner Signature (If applicable) Date AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of Shares of the Company that are beneficially owned by the investor as reflected on the records of the Company. This authorization shall remain in place until revoked in writing by the Custodian. The Company is hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) Date SIGNATURE REQUIRED BELOW section9_owner_sig section9_coowner_sig section9_aut_sig

CURRENT FORM AS OF 12/30/25 VERSION F Subscription Agreements may be faxed to: 855.223.2474 Overnight Mail Investment Processing Department c/o SS&C GIDS, Inc. Suite 219731 801 Pennsylvania Avenue Kansas City, MO 64105-1307 Regular Mail Investment Processing Department c/o SS&C GIDS, Inc. PO BOX 219731 Kansas City, MO 64121-9731 UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title) Payment may be wired to: 6a. Mailing Address Subscription Agreements may be emailed to: stratwire.ai@dstsystems.com 12/25 DIR0066-AA 6. Check Instructions StratCap Digital Infrastructure REIT, Inc. Investors: The Additional Subscription Agreement, together with a check made payable to “StratCap Digital Infrastructure REIT, Inc.” for the full purchase price, should be delivered to the address below. For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement to the appropriate address as outlined below. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Additional Subscription Agreement. Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding and/or FATCA Reporting If you are exempt from backup withholding and/or FATCA reporting, enter in Section 5, any code(s) that may apply to you. Exempt Payee Code Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. 5c. Guidelines for U.S. Taxpayer Certifications, continued